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                                                                       Exhibit e
                           PLACEMENT AGENCY AGREEMENT

                  THIS PLACEMENT AGENCY AGREEMENT made as of the 1st day of October, 2001 by and between TT International U.S.A. Master Trust, a Massachusetts trust (the "Trust") on behalf of its series TT EAFE Portfolio and TT Europe Portfolio (each, a "Fund" and collectively, the "Funds"), and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the "Placement Agent");

                              W I T N E S S E T H:

         WHEREAS, each Fund is registered as an open-end management investment company under the Investment Company Act of 1940 (the
"1940 Act"); and

         WHEREAS, the Placement Agent is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

         WHEREAS, the Funds desire to engage the Placement Agent to serve as placement agent for the beneficial interests (the "Interests") of the Funds; and

         WHEREAS, TT International Investment Management, an English partnership ("TTI"), will serve as the investment manager of the Funds and will enter into a Distribution Fee Agreement of even date herewith under which TTI shall pay the fees of the Placement Agent for its services under this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties agree as follows:

                  1.       APPOINTMENT OF PLACEMENT AGENT.

                           (a) Each Fund hereby appoints the Placement Agent as
exclusive placement agent for its Interests, and the Placement Agent hereby accepts such appointment and agrees to act hereunder directly and/or through the Funds' transfer agent in the manner set forth in the applicable Registration Statement (as defined below). It is understood and agreed that the services of the Placement Agent hereunder are not exclusive, and the Placement Agent may act as principal underwriter for the shares of any other registered investment company.

                           (b) The Placement Agent also acknowledges that this
Agreement does not require the appointment of the Placement Agent as distributor for any additional series of the Trust (an "Additional Fund") provided nothing in this Agreement limits the right of any Additional Fund to enter into a separate Placement Agency Agreement with the Placement Agent

                  2.       SERVICES AND DUTIES OF THE PLACEMENT AGENT.

                           (a) The Placement Agent agrees to sell the Interests,
as agent for each Fund, from time to time during the term of this Agreement upon the terms described in the current, applicable Registration Statement, provided Interests shall be offered and sold only to such persons as may be approved by the Board of Trustees of the Trust. As used in this Agreement, the term "Registration Statement" shall mean, with respect to a Fund, the Registration Statement filed from time to time on behalf of that Fund with the Securities and Exchange Commission ("SEC") and currently effective under 1940 Act, as such Registration Statement is amended by any amendments thereto at the time in effect. The Placement Agent shall not be obligated to sell any certain number of Interests. The Placement Agent shall not make any offer or sale of Interests in a manner that would require the Interests to be registered under the U.S. Securities Act of 1933, as amended (the "1933 Act"), or under any state securities laws.

                           (b) Each Fund may terminate, suspend, modify the
terms and conditions of, or withdraw the offering of its Interests at any time. Nothing in this Agreement shall require a Fund to accept any offer to purchase any Interests.

                           (c) The offering price of the Interests shall be the
net asset value of the Interests determined as set forth in the applicable Registration Statement.

                  3.       DUTIES OF THE FUNDS.

                           (a) Maintenance of Federal Registration. Each Fund
shall, at its expense, reasonably endeavor to take all necessary action and such steps, including payment of the related filing fees, as may be necessary to maintain the effectiveness of its Registration Statement under the 1940 Act. Each Fund agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in its Registration Statement, or necessary in order that there may be no omission to state a material fact in its Registration Statement which omission would make the statements therein misleading.

                           (b) Maintenance of "Blue Sky" Exemption. Interests
shall be offered and sold only in transactions exempt from the registration requirements of state securities laws.

                           (c) Information. Each Fund shall, at its expense,
keep the Placement Agent fully informed with regard to its affairs and in connection therewith shall furnish to the Placement Agent copies of all information, financial statements and other papers which the Placement Agent may reasonably request for use in connection with the placement of Interests in the Fund.

                  4. CONFORMITY WITH APPLICABLE LAW AND RULES. The Placement Agent agrees that in selling Interests hereunder it shall conform in all respects with the laws of the United States and of any state in which Interests may be offered, and with applicable rules and regulations of the NASD.

                  5. INDEPENDENT CONTRACTOR. In performing its duties hereunder, the Placement Agent shall be an independent contractor and neither the Placement Agent, nor any of its officers, directors, employees, or representatives is or shall be an employee of the Funds in the performance of the Placement Agent's duties hereunder. The Placement Agent shall be responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Placement Agent assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employee taxes thereunder, provided the Placement Agent shall not be responsible for the compensation, benefits, or employee taxes of any registered representatives of the Placement Agent who are employees of TTI.

                  6. COMPENSATION. The Funds shall not be required to pay any distribution fees or other amounts to the Placement Agent in consideration of their performances under this Agreement.

                  7. INDEMNIFICATION.

                     (a) The Placement Agent agrees to indemnify and hold harmless the Trust and the Funds and each of their present or former Trustees, officers, employees, and representatives and each person, if any, who controls or previously controlled the Trust or the Funds within the meaning of Section 15 of the 1933 Act and TTI, its partners and employees against any and all losses, liabilities, damages, claims, or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claims or expense and reasonable legal counsel fees incurred in connection therewith) to which the Funds or any such person may become subject under any statute, at common law, or otherwise, arising out of the acquisition of any Interests by any person which (i) may be based upon any wrongful act or omission (including, without limitation, any breach of Section 4, Section 8 or Section 15) by the Placement Agent or any of the Placement Agent's directors, officers, employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, financial report or other information covering Interests filed by a Fund with the SEC or authorized by a Fund for use in connection with the offer and sale of Interests or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and in conformity with information furnished to a Fund by the Placement Agent. In no case (i) is the Placement Agent's indemnity in favor of a Fund or any other person so indemnified to be deemed to protect that Fund or such indemnified person against any liability to which the Fund or such person would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance of the Fund's or such person's duties or by reason of negligent disregard of the Fund's or such person's obligations and duties under this Agreement or (ii) is the Placement Agent to be liable under its indemnity agreement contained in this Section with respect to any claim made against a Fund or any other person indemnified hereunder unless that Fund or such person, as the case may be, shall have notified the Placement Agent in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Fund or upon such person (or after the Fund or such person shall have received notice of such service on any designated agent). However, failure to notify the Placement Agent of any such claim shall not relieve the Placement Agent from any liability which the Placement Agent may have to a Fund or any person against whom such action is brought otherwise than on account of the Placement Agent's indemnity agreement contained in this Section.

                     (b) The Placement Agent shall be entitled to participate, at its own expense, in the defense, or, if the Placement Agent so elects, to assume the defense of any suit subject to indemnity under Section 7(a), but, if the Placement Agent elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Placement Agent and satisfactory to the applicable Fund, and to the persons indemnified as defendant or defendants, in the suit. In the event that the Placement Agent elects to assume the defense of any such suit and retain such legal counsel, the applicable Fund and any other persons entitled to be indemnified under Section 7(a) in relation to such suit shall bear the fees and expenses of any additional legal counsel retained by them. If the Placement Agent does not elect to assume the defense of any such suit, the Placement Agent will reimburse the applicable Fund and any other persons entitled to be indemnified under Section 7(a) in relation to such suit for the reasonable fees and expenses of any legal counsel retained by them. The Placement Agent agrees to promptly notify the Funds of the commencement of any litigation of proceedings against it or any of its officers, employees or representatives in connection with the issue or sale of any Interests. It is acknowledged that the Placement Agent may not enter into any settlement of any suit, claim or proceeding subject to its indemnity obligations under this Agreement without the consent of the applicable Fund, such consent not to be unreasonably withheld.

                  8. AUTHORIZED REPRESENTATIONS. The Placement Agent is not authorized by the Funds to give on behalf of either Fund any information or to make any representations in connection with the sale of Interests other than the information and representations contained in the applicable Registration Statement filed with the SEC under the 1940 Act, covering Interests, as such Registration Statement may be amended or supplemented from time to time, or contained in financial reports or other material that may be prepared by or on behalf of a Fund for the Placement Agent's use. All advertising, sales literature or other sales material used by the Placement Agent shall be approved by or provided by the applicable Fund, and the Funds agree to furnish to the Placement Agent any advertising, sales literature or other sales material desired to be used in connection with the offer and sale of Fund Interests so as to enable the Placement Agent to comply with the applicable filing and regulatory requirements of NASD Regulation, Inc. No person other than the Placement Agent is authorized to act as principal underwriter (as such term is defined in the 1940 Act) for the Funds.

                  9. TERM OF AGREEMENT. The term of this Agreement shall begin on the date first above written, and unless sooner terminated as hereinafter provided, this Agreement shall remain in effect with respect to each Fund for a period of two years from the date first above written. Thereafter, this Agreement shall continue in effect with respect to a Fund from year to year, subject to the termination provisions and all other terms and conditions thereof, so long as such continuation shall be specifically approved at least annually by (i) the Board of Trustees or by vote of a majority of the outstanding voting securities of the applicable Fund and, (ii) by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the applicable Fund who are not parties to this Agreement or interested persons of any such party. The Placement Agent shall furnish to a Fund, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment hereof.

                  10. AMENDMENT OR ASSIGNMENT OF AGREEMENT. This Agreement may not be amended or assigned except as permitted by the 1940 Act, and this Agreement shall automatically and immediately terminate in the event of its assignment.

                  11. TERMINATION OF AGREEMENT. This Agreement may be terminated with respect to a Fund by either party hereto, without the payment of any penalty, on not more than upon 60 days' nor less than 30 days' prior notice in writing to the other party; provided, that in the case of termination by a Fund such action shall have been authorized by resolution of a majority of the Trustees of that Fund who are not parties to this Agreement or interested persons of any such party, or by vote of a majority of the outstanding voting securities of that Fund.

                  12. USE OF FUND AND TTI NAME. The Placement Agent acknowledges that it has, no proprietary or other rights in the name or the Funds and TTI, or any related names or trademarks and that it will not by virtue of this Agreement or the performances hereunder acquire any such rights. Following the termination of this Agreement, the Placement Agent shall execute and deliver any instrument that the Funds may reasonably request for the purpose of confirming this section.

                  13. Miscellaneous.

                     (a) The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

                     (b) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                     (c) Nothing herein contained shall be deemed to require a Fund to take any action contrary to its Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Trustees of the Funds of responsibility for and control of the conduct of the affairs of the Funds. The Placement Agent shall, as may be requested from time to time, meet with and provide reports to the Trustees of the Funds concerning the activities of the Placement Agent hereunder.

                     (d) References to any Section in this Agreement shall, unless otherwise indicated, refer to a Section of this Agreement.

                     (e) The provisions of this Agreement are severable, and in the event any provision of this Agreement is found to be invalid or unenforceable (i) such provision shall not affect the validity or enforceability of any otherwise valid or enforceable provisions of this Agreement, and (ii) any court of competent jurisdiction is authorized to reform this Agreement by replacing such invalid or unenforceable provision with a valid and enforceable provision that to the fullest extent possible effects the purposes of such invalid or unenforceable provision.

                  14. DEFINITION OF TERMS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms "vote of a majority of the outstanding voting securities", "interested persons," "assignment," and "affiliated person," as used in Sections 9, 10, and 11 hereof, shall have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

                  15. COMPLIANCE WITH SECURITIES LAWS. Each Fund represents that it is registered as an open-end management investment company under the 1940 Act, and agrees that it will comply with all the provisions of the 1940 Act and of the rules and regulations thereunder, provided the Funds shall not be responsible hereunder for any breach of the 1940 Act or the rules and regulations thereunder that arises from any act or omission of the Placement Agent. The Placement Agent agrees to comply with all of the applicable terms and provisions of the 1934 Act and of the rules and regulations thereunder.

                  16. NOTICES. Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, to the Placement Agent at 615 East Michigan Street, Milwaukee, WI 53202. Notices to the Funds should be sent c/o Investors Bank & Trust Company, 200 Clarendon Street, Boston, MA 02116, with a copy to Head of Compliance, TT International Investment Management, Martin House, Martin Lane, London, England, EC4R ODP.

                  17. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts. Each party irrevocably consents to the jurisdiction of the courts of the Commonwealth of Massachusetts, and any U.S. federal courts sitting within said Commonwealth, for purposes of any proceeding relating to this Agreement and irrevocably waives any objection to the convenience of any such court.

                  18. PROTECTION OF FUNDS AND TRUSTEES. Each party acknowledges and agrees that all obligations of each Fund under this Agreement are binding only with respect to that Fund; that any liability of a Fund under this Agreement, or in connection with the transactions contemplated herein, shall be discharged only out of the assets of that Fund; and that no other series of the Trust shall be liable with respect to this Agreement or in connection with the transactions contemplated herein. The obligations of this Agreement are not binding upon any of the Trustees or investors of the Funds individually, but bind only the trust estate of the applicable Fund and not the assets of any other series of the Trust.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the date first written above.

                                           TT INTERNATIONAL U.S.A. MASTER TRUST,
                                           on behalf of its series TT EAFE
                                           Portfolio and TT Europe Portfolio


                                           By:   /s/ S.A. Allison
                                                 ------------------------
                                                 Name: S.A. Allison
                                                 Title:   Secretary

                                           QUASAR DISTRIBUTORS, LLC


                                           By:   /s/ James Schoenike
                                                 ------------------------
                                                 Name: James R. Schoenike
                                                 Title:   President